Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2019

DALLAS — (BUSINESS WIRE) January 30, 2020 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year 2019. Hilltop produced income to common stockholders of $49.3 million, or $0.54 per diluted share, for the fourth quarter of 2019, compared to $28.1 million, or $0.30 per diluted share, for the fourth quarter of 2018. Income to common stockholders for the full year 2019 was $225.3 million, or $2.44 per diluted share, compared to $121.4 million, or $1.28 per diluted share, for the full year 2018.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.09 per common share, a 12.5% increase from the prior quarter, payable on February 28, 2020, to all common stockholders of record as of the close of business on February 14, 2020.  Additionally,  Hilltop paid $73.4 million to repurchase 3,390,247 shares at a weighted average price of $21.64 during 2019, inclusive of privately negotiated transactions. These shares were returned to the pool of authorized but unissued shares of common stock. The Hilltop Board of Directors authorized a new stock repurchase program through January 2021, under which Hilltop may repurchase, in the aggregate, up to $75.0 million of its outstanding common stock.

Effective January 1, 2020, Hilltop adopted the current expected credit loss model, or CECL, which replaces the current process for estimating allowance for loan losses in its entirety. Our implementation efforts are substantially complete, and based upon the current loan portfolio,  we estimate that the allowance for credit losses will be between $80 million and $100 million, inclusive of the estimate of change in reserve for unfunded commitments of between $6 million and $9 million, as of CECL’s adoption on January 1, 2020. The estimated increase over the current allowance for loan losses is driven by the fact that under CECL the allowance covers expected credit losses over the entire expected life of the loan portfolios and also takes into account forecasts of expected future macroeconomic conditions. This estimated increase, net of tax, will be reflected as a decrease to opening retained earnings at January 1, 2020. While not material, the impact of the adoption of CECL also affects our regulatory capital, performance and other asset quality ratios.

Jeremy Ford, CEO of Hilltop, said, “The strong results delivered in the fourth quarter capped off a fantastic year for Hilltop, and I credit the collective efforts of  our teammates in the businesses and our holding company. PrimeLending rebounded from a challenging year in 2018 by generating $65 million of pre-tax income in 2019, an increase of $52 million. HilltopSecurities executed on its targeted strategies and grew net revenues by $103 million to $456 million during 2019. PlainsCapital Bank delivered $182 million of pre-tax income in 2019, an increase of $30 million from 2018, by focusing on prudent growth in loans and deposits while maintaining its moderate risk profile and reducing expenses.  National Lloyds’ results reflect improved core operations and lower loss experience during 2019 as it generated $17 million of pre-tax income.”

“In addition to these favorable financial results, we continued to position Hilltop for long-term success by executing on our platform for efficiency and growth initiatives. In 2019, we delivered significant productivity improvements through key technology investments and the addition of talented professionals across our organization. We enter 2020 with strong momentum and focus.”

Fourth Quarter 2019 Highlights for Hilltop:

•

Hilltop’s annualized return on average assets and return on average equity for the fourth quarter of 2019 were 1.40% and 9.43%, respectively, compared to 0.86% and 5.76%, respectively, for the fourth quarter of 2018;

•	Hilltop’s book value per common share increased to $23.20 at December 31, 2019, compared to $22.71 at September 30, 2019;
•	Hilltop’s total assets were $15.2 billion at December 31, 2019, compared to $14.8 billion at September 30, 2019;
•	Loans[1], net of allowance for loan losses, remained stable at $6.7 billion compared to September 30, 2019;

•	Non-performing loans were $36.1 million, or 0.38% of total loans at December 31, 2019, compared to $35.5 million, or 0.38% of total loans, at September 30, 2019;
•	Loans held for sale increased by 6.2% from September 30, 2019 to $2.1 billion at December 31, 2019;
•	Total deposits were $9.0 billion at December 31, 2019, compared to $8.7 billion at September 30, 2019;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 12.71% and a Common Equity Tier 1 Capital Ratio of 16.69% at December 31, 2019;
•	Hilltop’s net interest margin[3] decreased to 3.30% for the fourth quarter of 2019, compared to 3.45% in the third quarter of 2019;
•	The provision for loan losses was $6.9 million during the fourth quarter of 2019, compared to $47 thousand in the third quarter of 2019;
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The provision for loan losses increased during the fourth quarter 2019 primarily as a result of adjustments to qualitative factors associated with concentrations in the commercial real estate loan portfolio, growth in the overall loan portfolio and the recast of cash flows associated with certain PCI loans

•	For the fourth quarter of 2019, noninterest income was $299.3 million, compared to $238.5 million in the fourth quarter of 2018, a 25.5% increase;
•	For the fourth quarter of 2019, noninterest expense was $336.9 million, compared to $310.8 million in the fourth quarter of 2018, a 8.4% increase; and
•	Hilltop’s effective tax rates were 22.5% and 22.4% during the fourth quarter and full year of 2019, respectively, compared to 23.2% and 21.8% during the same periods in 2018.

1  “Loans” reflect loans held for investment excluding broker-dealer loans, net of allowance for loan losses, of $576.5 million and $558.1  million at December 31, 2019 and September  30, 2019, respectively.

2  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2019	2019	2019	2019	2018
Cash and due from banks	$484,959	$326,129	$342,001	$313,192	$644,073
Federal funds sold	394	423	521	438	400
Assets segregated for regulatory purposes	157,436	83,878	151,271	156,851	133,993
Securities purchased under agreements to resell	59,031	49,998	50,660	65,205	61,611
Securities:
Trading, at fair value	689,576	707,268	601,524	703,295	745,466
Available for sale, at fair value	998,392	1,003,850	1,009,924	1,019,851	875,658
Held to maturity, at amortized cost	386,326	371,361	365,905	369,865	351,012
Equity, at fair value	20,007	19,494	19,592	19,343	19,679
	2,094,301	2,101,973	1,996,945	2,112,354	1,991,815
Loans held for sale	2,106,361	1,984,231	1,609,477	1,059,280	1,393,246
Loans held for investment, net of unearned income	7,381,400	7,321,208	7,202,604	7,011,679	6,930,458
Allowance for loan losses	(61,136)	(55,604)	(55,177)	(58,809)	(59,486)
Loans held for investment, net	7,320,264	7,265,604	7,147,427	6,952,870	6,870,972

Broker-dealer and clearing organization receivables	1,780,280	1,731,979	1,707,249	1,651,199	1,440,287
Premises and equipment, net	219,982	213,757	208,975	210,333	237,373
Operating lease right-of-use assets	117,059	121,838	123,832	108,806	—
Other assets	516,134	633,794	602,143	591,442	580,362
Goodwill	291,435	291,435	291,435	291,435	291,435
Other intangible assets, net	30,155	31,990	33,934	35,965	38,005
Total assets	$15,177,791	$14,837,029	$14,265,870	$13,549,370	$13,683,572

Deposits:
Non interest-bearing	$2,769,556	$2,732,325	$2,598,253	$2,490,144	$2,560,750
Interest-bearing	6,262,658	5,998,547	5,864,826	5,807,975	5,975,406
Total deposits	9,032,214	8,730,872	8,463,079	8,298,119	8,536,156
Broker-dealer and clearing organization payables	1,605,518	1,546,163	1,531,891	1,490,227	1,294,925
Short-term borrowings	1,424,010	1,502,755	1,338,893	914,525	1,065,807
Securities sold, not yet purchased, at fair value	43,817	59,249	45,447	69,354	81,667
Notes payable	283,769	245,341	231,923	225,372	228,872
Operating lease liabilities	128,402	131,133	132,750	118,452	—
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	464,253	471,077	403,070	351,178	435,240
Total liabilities	13,048,995	12,753,602	12,214,065	11,534,239	11,709,679

Common stock	906	906	928	938	936
Additional paid-in capital	1,445,233	1,441,604	1,473,599	1,491,585	1,489,816
Accumulated other comprehensive income (loss)	11,419	12,305	7,862	(1,062)	(8,627)
Retained earnings	644,860	602,835	544,275	499,452	466,737
Deferred compensation employee stock trust, net	776	789	788	827	825
Employee stock trust	(155)	(170)	(171)	(213)	(217)
Total Hilltop stockholders' equity	2,103,039	2,058,269	2,027,281	1,991,527	1,949,470
Noncontrolling interests	25,757	25,158	24,524	23,604	24,423
Total stockholders' equity	2,128,796	2,083,427	2,051,805	2,015,131	1,973,893
Total liabilities & stockholders' equity	$15,177,791	$14,837,029	$14,265,870	$13,549,370	$13,683,572

	Three Months Ended			Year Ended
Consolidated Income Statements	December 31,	September 30,	December 31,	December 31,	December 31,
(in 000's, except per share data)	2019	2019	2018	2019	2018
Interest income:
Loans, including fees	$115,696	$119,580	$119,322	$460,471	$436,725
Securities borrowed	16,196	21,010	16,782	69,582	66,914
Securities:
Taxable	16,040	15,764	15,512	62,104	50,975
Tax-exempt	1,572	1,576	1,648	6,159	6,834
Other	3,273	4,026	4,438	16,513	17,980
Total interest income	152,777	161,956	157,702	614,829	579,428

Interest expense:
Deposits	17,480	18,887	14,838	71,509	46,002
Securities loaned	13,989	17,889	13,935	60,086	56,733
Short-term borrowings	6,244	8,166	7,476	26,778	25,816
Notes payable	2,769	2,715	2,627	10,754	10,263
Junior subordinated debentures	909	955	968	3,851	3,663
Other	99	132	143	545	627
Total interest expense	41,490	48,744	39,987	173,523	143,104

Net interest income	111,287	113,212	117,715	441,306	436,324
Provision for loan losses	6,880	47	6,926	7,206	5,088
Net interest income after provision for loan losses	104,407	113,165	110,789	434,100	431,236

Noninterest income:
Net gains from sale of loans and other mortgage production income	120,573	157,050	90,628	504,935	445,116
Mortgage loan origination fees	36,939	37,782	26,615	130,003	103,563
Securities commissions and fees	33,205	34,426	36,984	137,742	150,989
Investment and securities advisory fees and commissions	32,083	28,685	26,260	103,787	90,066
Net insurance premiums earned	32,961	32,654	34,146	132,284	136,751
Other	43,515	50,804	23,883	197,265	96,305
Total noninterest income	299,276	341,401	238,516	1,206,016	1,022,790

Noninterest expense:
Employees' compensation and benefits	215,427	235,197	179,881	856,265	768,688
Occupancy and equipment, net	30,883	27,202	30,512	114,327	115,207
Professional services	25,052	24,346	26,793	96,093	105,752
Loss and loss adjustment expenses	14,356	14,677	20,694	68,940	79,347
Other	51,218	48,687	52,939	204,182	224,255
Total noninterest expense	336,936	350,109	310,819	1,339,807	1,293,249

Income before income taxes	66,747	104,457	38,486	300,309	160,777
Income tax expense	15,045	22,750	8,928	67,332	35,050
Net income	51,702	81,707	29,558	232,977	125,727
Less: Net income attributable to noncontrolling interest	2,426	2,289	1,443	7,686	4,286
Income attributable to Hilltop	$49,276	$79,418	$28,115	$225,291	$121,441

Earnings per common share:
Basic	$0.54	$0.87	$0.30	$2.44	$1.28
Diluted	$0.54	$0.86	$0.30	$2.44	$1.28

Cash dividends declared per common share	$0.08	$0.08	$0.07	$0.32	$0.28

Weighted average shares outstanding:
Basic	90,606	91,745	94,092	92,345	94,969
Diluted	90,711	91,824	94,130	92,394	95,067

	Three Months Ended December 31, 2019
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$95,503	$13,324	$(2,049)	$527	$(1,496)	$5,478	$111,287
Provision (recovery) for loan losses	6,926	(46)	—	—	—	—	6,880
Noninterest income	11,534	99,804	157,554	35,543	371	(5,530)	299,276
Noninterest expense	58,779	88,943	146,966	29,068	13,571	(391)	336,936
Income (loss) before income taxes	$41,332	$24,231	$8,539	$7,002	$(14,696)	$339	$66,747

	Year Ended December 31, 2019
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$379,258	$51,308	$(6,273)	$2,329	$(5,541)	$20,225	$441,306
Provision (recovery) for loan losses	7,280	(74)	—	—	—	—	7,206
Noninterest income	41,753	404,411	634,992	143,082	2,221	(20,443)	1,206,016
Noninterest expense	231,524	366,031	563,998	127,920	50,968	(634)	1,339,807
Income (loss) before income taxes	$182,207	$89,762	$64,721	$17,491	$(54,288)	$416	$300,309

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Selected Financial Data	2019	2019	2018	2019	2018

Hilltop Consolidated:
Return on average stockholders' equity	9.43%	15.55%	5.76%	11.18%	6.33%
Return on average assets	1.40%	2.26%	0.86%	1.66%	0.93%
Net interest margin (1)	3.30%	3.45%	3.75%	3.48%	3.55%
Net interest margin (taxable equivalent) (2):
As reported	3.31%	3.46%	3.76%	3.48%	3.56%
Impact of purchase accounting	19 bps	26 bps	43 bps	25 bps	34 bps
Book value per common share ($)	23.20	22.71	20.83	23.20	20.83
Shares outstanding, end of period (000's)	90,641	90,629	93,610	90,641	93,610
Dividend payout ratio (3)	14.71%	9.24%	23.43%	13.12%	21.90%

Banking Segment:
Net interest margin (1)	3.77%	3.97%	4.50%	4.00%	4.23%
Net interest margin (taxable equivalent) (2):
As reported	3.78%	3.98%	4.51%	4.01%	4.24%
Impact of purchase accounting	25 bps	35 bps	61 bps	33 bps	48 bps
Accretion of discount on loans ($000's)	5,698	7,868	12,737	28,745	39,094
Net charge-offs (recoveries) ($000's)	1,348	(380)	7,592	5,556	9,288
Return on average assets	1.17%	1.51%	1.31%	1.36%	1.23%
Fee income ratio	10.8%	8.3%	10.1%	9.9%	10.5%
Efficiency ratio	54.9%	50.5%	56.8%	55.0%	61.9%
Employees' compensation and benefits ($000's)	31,455	31,309	31,955	127,985	132,086

Broker-Dealer Segment:
Net revenue ($000's) (4)	113,128	121,466	89,750	455,719	352,592
Employees' compensation and benefits ($000's)	64,301	69,954	54,249	267,663	218,467
Variable compensation expense ($000's)	39,505	44,921	31,744	163,840	115,948
Compensation as a % of net revenue	56.8%	57.6%	60.4%	58.7%	62.0%
Pre-tax margin (5)	21.4%	22.2%	12.1%	19.7%	9.2%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,958,176	3,380,812	2,586,677	11,718,772	11,798,804
Refinancings	1,442,329	1,390,989	384,990	3,860,665	1,893,680
Total mortgage loan originations - volume	4,400,505	4,771,801	2,971,667	15,579,437	13,692,484
Mortgage loan sales - volume ($000's)	4,226,425	4,316,118	3,008,793	14,591,727	13,735,885
Net gains from mortgage loan sales (basis points):
As reported	304	335	334	324	328
Impact of sales to banking segment	(8)	(1)	0	(3)	0
Mortgage servicing rights asset ($000's) (6)	55,504	51,297	66,102	55,504	66,102
Employees' compensation and benefits ($000's)	109,753	123,890	84,334	419,135	389,131
Variable compensation expense ($000's)	67,224	81,287	44,529	252,956	216,038

Insurance Segment:
Loss and LAE ratio	43.6%	44.9%	60.6%	52.1%	58.0%
Expense ratio	40.5%	38.3%	37.9%	39.7%	39.0%
Combined ratio	84.1%	83.2%	98.5%	91.8%	97.0%
Employees' compensation and benefits ($000's)	2,929	2,748	2,670	11,663	11,474

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets.  Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented.  The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.1 million, $0.1 million, $0.3 million, $0.6 million, and $0.9 million, respectively, for the periods presented and for the banking segment were $0.1 million, $0.1 million, $0.2 million, $0.6 million, and $0.8 million, respectively, for each of the periods presented.

(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2019	2019	2019	2019	2018
Tier 1 capital (to average assets):
PlainsCapital	11.61%	11.79%	12.53%	12.61%	12.47%
Hilltop	12.71%	12.67%	13.00%	13.22%	12.53%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.45%	13.25%	13.84%	13.89%	13.90%
Hilltop	16.69%	16.15%	16.32%	16.75%	16.58%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.45%	13.25%	13.84%	13.89%	13.90%
Hilltop	17.13%	16.58%	16.77%	17.22%	17.04%
Total capital (to risk-weighted assets):
PlainsCapital	14.13%	13.87%	14.48%	14.60%	14.63%
Hilltop	17.55%	16.95%	17.14%	17.64%	17.47%

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Performing Loans Portfolio Data	2019	2019	2019	2019	2018
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate	7,308	8,727	5,276	5,332	5,324
Commercial and industrial	15,262	13,313	14,152	13,350	14,870
Construction and land development	1,316	1,358	1,413	1,473	3,278
1-4 family residential	12,204	12,103	11,136	10,662	10,437
Mortgage warehouse	—	—	—	—	—
Consumer	26	30	34	38	41
Broker-dealer	—	—	—	—	—
	36,116	35,531	32,011	30,855	33,950

Non-performing loans as a % of total loans	0.38%	0.38%	0.36%	0.38%	0.41%

Other real estate owned ($000's)	18,202	18,738	20,753	23,066	27,578

Other repossessed assets ($000's)	—	—	—	30	68

Non-performing assets ($000's)	54,318	54,269	52,764	53,951	61,596

Non-performing assets as a % of total assets	0.36%	0.37%	0.37%	0.40%	0.45%

Non-PCI loans past due 90 days or more and still accruing ($000's)	102,707	81,678	77,425	77,045	83,131

Troubled debt restructurings included in accruing loans held for investment ($000's)	2,173	2,222	2,256	1,313	1,339

	Three Months Ended December 31,
	2019			2018
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,914,703	$19,124	4.00%	$1,286,668	$15,273	4.75%
Loans held for investment, gross (1)	7,258,086	96,572	5.24%	6,946,355	104,049	5.90%
Investment securities - taxable	1,871,993	16,011	3.42%	1,820,088	15,482	3.40%
Investment securities - non-taxable (2)	244,378	1,763	2.89%	229,533	1,861	3.24%
Federal funds sold and securities purchased under agreements to resell	68,278	228	1.32%	136,492	535	1.55%
Interest-bearing deposits in other financial institutions	325,984	1,408	1.71%	410,942	2,400	2.32%
Securities borrowed	1,589,465	16,196	3.99%	1,537,619	16,782	4.27%
Other	87,188	1,654	7.55%	68,646	1,514	8.77%
Interest-earning assets, gross (2)	13,360,075	152,956	4.52%	12,436,343	157,896	5.01%
Allowance for loan losses	(56,124)			(59,912)
Interest-earning assets, net	13,303,951			12,376,431
Noninterest-earning assets	1,367,971			1,338,890
Total assets	$14,671,922			$13,715,321

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$6,100,621	$17,480	1.14%	$5,800,152	$14,838	1.01%
Securities loaned	1,487,288	13,989	3.73%	1,419,680	13,935	3.89%
Notes payable and other borrowings	1,526,567	10,021	2.59%	1,401,984	11,214	3.17%
Total interest-bearing liabilities	9,114,476	41,490	1.80%	8,621,816	39,987	1.84%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,789,662			2,565,607
Other liabilities	670,701			565,897
Total liabilities	12,574,839			11,753,320
Stockholders’ equity	2,072,865			1,939,010
Noncontrolling interest	24,218			22,991
Total liabilities and stockholders' equity	$14,671,922			$13,715,321

Net interest income (2)		$111,466			$117,909
Net interest spread (2)			2.72%			3.17%
Net interest margin (2)			3.31%			3.76%

	Year Ended December 31,
	2019			2018
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,501,154	$64,830	4.32%	$1,472,772	$68,536	4.65%
Loans held for investment, gross (1)	7,088,208	395,641	5.58%	6,601,453	368,189	5.58%
Investment securities - taxable	1,803,622	61,983	3.44%	1,680,976	50,860	3.03%
Investment securities - non-taxable (2)	233,713	6,803	2.91%	247,651	7,752	3.13%
Federal funds sold and securities purchased under agreements to resell	63,598	1,236	1.94%	189,183	2,831	1.50%
Interest-bearing deposits in other financial institutions	371,312	8,469	2.28%	459,628	8,683	1.89%
Securities borrowed	1,550,322	69,582	4.49%	1,542,539	66,914	4.34%
Other	75,298	6,869	9.12%	74,684	6,535	8.75%
Interest-earning assets, gross (2)	12,687,227	615,413	4.85%	12,268,886	580,300	4.73%
Allowance for loan losses	(57,690)			(62,681)
Interest-earning assets, net	12,629,537			12,206,205
Noninterest-earning assets	1,397,647			1,288,718
Total assets	$14,027,184			$13,494,923

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,916,491	$71,509	1.21%	$5,568,473	$46,002	0.83%
Securities loaned	1,423,847	60,086	4.22%	1,395,947	56,733	4.06%
Notes payable and other borrowings	1,398,559	41,928	3.00%	1,477,966	40,369	2.73%
Total interest-bearing liabilities	8,738,897	173,523	1.99%	8,442,386	143,104	1.70%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,635,924			2,504,599
Other liabilities	614,392			617,227
Total liabilities	11,989,213			11,564,212
Stockholders’ equity	2,014,535			1,919,940
Noncontrolling interest	23,436			10,771
Total liabilities and stockholders' equity	$14,027,184			$13,494,923

Net interest income (2)		$441,890			$437,196
Net interest spread (2)			2.86%			3.03%
Net interest margin (2)			3.48%			3.56%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.1 million and $0.3 million for the three months ended December 31, 2019 and 2018, respectively, and $0.6 million and $0.9 million for the year ended December 31, 2019 and 2018, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  January 31, 2020. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review fourth quarter and full year 2019 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At December 31, 2019,  Hilltop employed approximately 4,950 people and operated approximately 440 locations in 44 states. Hilltop Holdings’  common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as the estimate of allowance for credit losses pursuant to CECL when adopted and our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view,”  “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate loan losses and increases to the allowance for loan losses as a result of the implementation of CECL; (ii) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) risks associated with concentration in real estate related loans; (v) severe catastrophic events in Texas and other areas of the southern United States; and (vi) the remediation of the material weakness may not be effected in a timely manner. For further discussion of such  factors,  see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.